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                                                                   EXHIBIT 10.77

                        (Translation from Thai Original)

                             SHAREHOLDERS AGREEMENT
                                       OF
                      TAWAN MOBILE TELECOM COMPANY LIMITED

                                   ----------

     THIS AGREEMENT is made at the Communications Authority of Thailand No. 99 Mu 3, Chaeng Watthana Road, Kwaeng Thung Song Hong, Khet Laksi, Bangkok Metropolis 10002 on 16 October 2000 between THE COMMUNICATIONS AUTHORITY OF THAILAND, by Mr. Thirapong Suttinon, Governor of the Communications Authority of Thailand, hereinafter referred to as "CAT", on the one part, and i-MOBILE HOLDINGS COMPANY LIMITED, a limited company incorporated under the law of Thailand, by Mr. Stephen Wing Fai Sun, the Director authorized to sign to bind i-MOBILE HOLDINGS COMPANY LIMITED as evidenced by the Certification Document of the Partnerships and Companies Registration Office, Bangkok Metropolis No. Mor. Ror. 0026485 dated 10 October 2000, which is attached hereto and referred to in Clause 19.1, and having its head office located at 990 22nd-25th Floor, Rama IV Road, Kwaeng Silom, Khet Bangrak Bangkok Metropolis 10500, hereinafter referred to as "i-Mobile", on the other part.

     WHEREAS CAT has entered into the Shareholders Agreement of Tawan Mobile Telecom Company Limited dated October 14, 1999 with Tawan Telecom Company Limited in order to jointly invest in Tawan Mobile Telecom Company Limited, hereinafter referred to as "the Company" with the main objective to undertake the Marketing Service of the Mobile Telephone Under the Cellular Digital AMPS 800 Band A System of CAT; and

     WHEREAS CAT has agreed to let Tawan Telecom Company Limited, hereinafter referred to as "Tawan" transfer all of its shares in the Company to i-Mobile, subject to condition that i-Mobile shall enter into an agreement with CAT under the terms of the aforesaid Shareholders Agreement of Tawan Mobile Telecom Company Limited.

     Both parties which, unless specifically referred to, shall be hereinafter collectively referred to as "the Parties", are desirous to enter into a joint investment and be further bound by the Shareholders Agreement of Tawan Mobile Telecom Company Limited, and therefore agree to execute this Shareholders Agreement of Tawan Mobile Telecom Company Limited according to the terms as follows:

Clause 1. Formation of the Company, Acceptance of Share Transfer and Proportion of Shareholdings

     The registration of the Company shall be in accordance with details stipulated in the Memorandum and Articles of Association of the Company as prescribed herein.

     1.1 The Thai name of the Company shall be "BORISAD TAWAN MOBILE TELECOM JAMKAD". The English name of the Company shall be "TAWAN MOBILE TELECOM COMPANY LIMITED".

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     1.2 The head office of the Company shall be located at No. 947 Mu 12,
Bangna-Trad Road, Kwaeng Bangna, Khet Bangna, Bangkok Metropolis 10260. If there will be any change in the address of the head office of the Company, a written notice thereof shall be given to CAT not less than 30 (Thirty) days in advance.

     1.3 The main objective of the Company shall be for the Marketing Service of the Mobile Telephone Under the Cellular Digital AMPS 800 Band A System of CAT including other objectives as listed in the Memorandum of Association of the Company.

          In this Agreement, the term "Marketing Service of the Mobile Telephone Under the Cellular Digital AMPS 800 Band A System of CAT" means the provision of means for the distribution of cellular mobile telephones, the provision of means for sale of services of the Mobile Telephone Under the Cellular Digital AMPS 800 Band A System of CAT including the provision of value added services relating thereto as well as after sale services and supplementary services relating to the sale and marketing promotion.

          In carrying out the business under the objective mentioned in paragraph one hereinabove, the Company shall comply with all related laws and resolutions of the Cabinet.

     1.4 Subject to Clause 2 hereof, the registered capital of the Company shall be Baht 15,000,000 (Fifteen million Baht) divided into 1,500,000 (one million five hundred thousand) ordinary shares entered in a name certificate with the par value of Baht 10 (Ten Baht) each.

     1.5 i-Mobile holds shares in the Company at 65 per cent of the total number of shares in the Company. i-Mobile has accepted the transfer of ordinary shares from the shareholders who are promoters and Tawan in the amount of 65 per cent of the total number of shares, i.e. shares numbered 0000001- 0000070 and numbered 0045071-1020000 being a total of 975,000 (nine hundred seventy five thousand) shares.

     1.6 i-Mobile agrees to become a shareholder in the Company and to accept the assignment of rights, duties and liabilities which Tawan has towards CAT and the Company under the Shareholders Agreement of Tawan Mobile Telecom Company Limited dated 14 October 1999 in all respects, pursuant to the Agreement for Assignment of Rights, Duties and Liabilities under the Shareholders Agreement of Tawan Mobile Telecom Company Limited between CAT, Tawan and i-Mobile dated 16 October 2000.

     1.7 CAT holds shares at 32 per cent of the total number of shares, i.e. shares numbered 1020001-1500000 being the total of 480,000 (four hundred eighty thousand) shares. The initial payment was made at 85 per cent of the value of those shares. i-Mobile agrees to make payment for the remaining value of those shares to the Company in place of CAT in cash within 5 days from the date on which i-Mobile accepts the transfer of shares from Tawan according to Clause
1.5. Hence, CAT needs not make payment for the value of those shares.

Clause 2. Increase of Capital

     Subject to the stipulations of Clause 5.8, the increase of capital of the Company shall be made in accordance with the following:

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     2.1 The registration of increase of capital of the Company both before and after the increase of capital under Clause 2.3 shall be made as the Parties deem it appropriate.

     2.2 In the capital increase before the increase of capital under Clause 2.3, the Parties agree to hold the shares newly issued as per the following proportions:

          2.2.1 CAT shall hold the aggregate of 32 per cent of the total shares of the Company;

          2.2.2 i-Mobile shall hold the aggregate of 65 per cent of the total shares of the Company.

          In the capital increase after the increase of capital under Clause 2.3, the Parties agree to hold the newly issued shares according to their existing shareholding proportions.

     2.3 CAT and i-Mobile agree that the Company shall increase its registered capital by 935,000,000 Baht (Nine hundred thirty-five million Baht) thus resulting in the total registered capital of 950,000,000 Baht (Nine hundred fifty million Baht) subject to the following conditions:

          2.3.1 In case that CAT is transformed or converted into a new juristic entity under the State Enterprise Capital Act B.E. 2542 or other law within September 30, 2001, CAT and i-Mobile agree that the Company shall increase its registered capital to 950,000,000 Baht (Nine hundred and fifty million Baht) within 60 (Sixty) days from the day following the date on which the new juristic entity is transformed or converted from CAT as stated above and the Parties shall hold the newly issued in accordance with the following proportions:

               2.3.1.1 CAT: 26% of the total shares of the Company.

               2.3.1.2 i-Mobile: 71% of the total shares of the Company.

          2.3.2 In case that CAT is not yet transformed or converted into a new juristic entity within September 30, 2001 as stipulated in Clause 2.3.1, CAT and i-Mobile agree that the Company shall increase its registered capital to 950,000,000 Baht (Nine hundred and fifty million Baht) within 60 (Sixty) days as from October 1, 2001 and the Parties agree to hold the new shares in accordance with the proportions stipulated in Clauses 2.3.1.1 and 2.3.1.2

     2.4 In case that CAT is not ready to hold shares issued by virtue of the increase of capital according to its proportion under Clause 2.3, i-Mobile agrees to buy the newly issued shares under Clause 2.3 in order to maintain its proportion of 71% of the total shares of the Company and to purchase the whole proportion of newly issued shares of CAT which equals to 26% of the total shares of the Company. i-Mobile agrees to completely transfer the whole proportion of newly issued shares of CAT which equals to 26% of the total shares of the Company to CAT at the par value of Baht 10 (Ten Baht) per share within 15 (Fifteen) days from the date on which i-Mobile receives a notice in writing from CAT, provided CAT needs not make payment for those newly issued shares.

     2.5 CAT and i-Mobile agree to exercise their voting right as the shareholders for the increase of the Company's registered capital according to Clause 2.3, and to take action according to Clause 2.4.

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     2.6 When i-Mobile has purchased the shares issued by virtue of the increase of capital according to Clause 2.4, i-Mobile agrees that both before and after the date on which i-Mobile transfers the newly issued shares to CAT according to Clause 2.4, CAT still has rights and duties stipulated under this Agreement and i-Mobile agrees to cause CAT to receive the dividends stipulated under Clause 9 according to CAT's shareholding proportion of 26% of the total shares in the Company in all respects.

     2.7 All shareholders, except CAT, shall make payment for such newly issued shares in cash within 60 (Sixty) days from the date of receipt of a notice in writing from the Company.

     2.8 i-Mobile agrees to make full payment for CAT's newly issued shares before the increase of capital under Clause 2.3 as well as for CAT's newly issued shares under Clauses 2.3 and 2.4 in place of CAT in cash within the period of time for payment thereof as required by the Company. Thus, CAT needs not make payment for those shares.

          The first paragraph shall apply only in the case of the increase of capital for the purpose of the Marketing Service of the Mobile Telephone Under the Cellular Digital AMPS 800 Band A System of CAT. The increase of capital for other purpose shall require prior approval of CAT, and CAT must pay for the shares newly issued that CAT must pay by itself as follows:

          a. Payment equal to 50% of the amount of each call shall be made within 60 (Sixty) days of the date of receipt of notice in writing from the Company.

          b. Payment of the balance equal to 50% shall be made within 60 (Sixty) days of the due date of payment under Clause 2.8 a without any interest thereon.

     2.9 If i-Mobile does not make payment for the new share issued as a result of the increase of capital as stipulated in Clause 2.8 in place of CAT within the period of time for payment thereof required by the Company, i-Mobile shall make payment therefor and shall pay the interest thereon to CAT at the rate of
1.25 (One point two five) per cent per month commencing from the due date of payment until the date on which such payment is made in full. A fraction of a month shall be treated as one month.

Clause 3. Transfer of Shares

     3.1 The transfer of shares of i-Mobile under this Agreement must receive prior consent in writing from CAT and the transferee shall enter into an agreement with the other party under the terms as stipulated in this Agreement.

          If any of the Parties would like to sell all or part of its shares, such party shall first offer those shares to the other party by sending written notice to the other party specifying the offering price. If the offeree fails to exercise its right to purchase those shares within 60 (Sixty) days from the date of receipt of such written notice, the offeror may, offer its shares to a third party who is not a business competitor of the Company or CAT or CAT Group that provides the service of mobile telephone under the cellular system, or of the juristic entity receiving the rights and duties hereunder from CAT or a new juristic entity transformed or converted from CAT or of a group of the juristic entity receiving rights and duties hereunder from CAT pursuant to Clause 13.10 or of a group of juristic entity transformed or converted from CAT that provide the service of mobile telephone under the cellular system, or of Hutchison Group which provides the service of mobile telephone under the cellular system, subject to the following conditions:

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          (a) the number of shares sold equals to the number of shares offered to the offeree;

          (b) the price per share is not less than the price offered to the offeree;

          (c) the terms and conditions of the offer are not better than those offered to the offeree.

          The restriction on share transfer under the second paragraph shall not apply to the disposal of shares by either party to its subsidiary or affiliated company which is not a business competitor of the Company, or the disposal of shares of CAT to a juristic entity receiving the assignment of rights and/or duties hereunder from CAT pursuant to Clause 13.10, paragraph one, and/or a juristic entity transformed or converted from CAT pursuant to Clause 13.10, paragraph two, or a subsidiary company or affiliated company of CAT or a subsidiary company or affiliate company of the juristic entity receiving the assignment of rights and/or duties hereunder from CAT pursuant to Clause 13.10, paragraph one and/or the juristic entity transformed or converted from CAT pursuant to Clause 13.10 paragraph two, or a foreign company which is a strategic partner of CAT which is not a business competitor of the Company or a business competitor of Hutchison Group that provides the telecommunication service under the cellular system.

     The transfer of shares by i-Mobile under the second and third paragraph does not require the prior consent of CAT, provided that the transferee must enter into an agreement with other parties under the same terms and conditions as stipulated herein.

     The term "business competitor of the Company" means a person or juristic person providing telecommunications service under the cellular system in Thailand and a person undertaking marketing service of the mobile telephone under the cellular system in Thailand including an affiliated company of such person or juristic person, and a foreign company which is a strategic partner of CAT in the telecommunications business that is the business of mobile telephone service under the cellular system in Thailand.

     The term "subsidiary company" means

     (1) A company in which CAT or the juristic entity receiving the transfer of rights and/or duties hereunder from CAT according to Clause 13.10, paragraph one, or the juristic entity transformed or converted from CAT according to Clause 13.10, paragraph two or i-Mobile holds shares in excess of 50 per cent of its total shares.

     (2) A company in which the company under (1) holds shares in excess of 50 per cent of its total shares.

     (3) A company of which the shares are held in respective order beginning from the shareholding by the company under (2) in the company of which the shares are being held by it, provided that the shareholding in such company in each order is in excess of 50 per cent of the total shares of the company of which shares are so held.

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     (4) The company of which the shares are held by either CAT or the juristic entity receiving the transfer of rights and/or duties hereunder from CAT according to Clause 13.10, paragraph one or i-Mobile, or the juristic entity transformed or converted from CAT according to Clause 13.10, paragraph two, or the company under (1) (2) or (3) in the aggregate more than 50 per cent of the total shares of the company of which the shares are so held.

     The term "affiliated company" means a company that has absolute power to control or direct the policies of related companies, or a company in which the related company has absolute power to control or direct its policies, in either case whether by the holding of voting securities, by contract or otherwise.

     The rights and duties of CAT which are not the same as those of other shareholders under the conditions of this Agreement shall not be transferred to the transferee of CAT's shares, except for the transfer of shares to the juristic entity receiving the transfer of rights and/or duties hereunder from CAT according to Clause 13.10, paragraph one and/or to the juristic entity transformed or converted from CAT according to Clause 13.10, paragraph two, or to a subsidiary or affiliated company of CAT, or the juristic entity receiving the transfer of rights and/or duties hereunder from CAT, or the juristic entity transformed or converted from CAT as stated above.

     3.2 i-Mobile agrees to give right to CAT to swap the shares which CAT holds in the Company with the shares of i-Mobile or BFKT (Thailand) Ltd., provided that those shares of i-Mobile or BFKT (Thailand) Ltd. shall have the value equivalent to the value of the shares which CAT holds in the Company.

     3.3 i-Mobile agrees to cause the Hutchison Telecommunications Investment Limited to maintain its shareholding proportion of at least 49% of the total number of shares in i-Mobile for a period of 3 (Three) years from the date on which i-Mobile accepts the transfer of 65% of the total number of shares in the Company or until the date on which the Company is listed on the Stock Exchange in case that the Company is listed on the Stock Exchange prior to the expiry of the aforesaid 3-year period, and of at least 35% of the total number of shares in i-Mobile for a period of 2 (Two) years following the expiry of such 3-year period as from the date on which i-Mobile accepts the transfer of 65% of the total number of shares in the Company or until the date on which the Company is listed on the Stock Exchange in case that the Company is listed on the Stock Exchange prior to the expiry of such 2-year period.

Clause 4. Listing of the Company on the Stock Exchange

     The Parties agree that if any company is to be listed on the Stock Exchange, the Parties shall cause the Company to be listed on the Stock Exchange. In case that other company is to be listed on the Stock Exchange, the Parties shall cause the Company to be part of the business listed on the Stock Exchange.

     When the Company is listed on the Stock Exchange, i-Mobile must maintain its shareholding proportion in the Company at not less than 20% of the total number of shares in the Company and CAT must maintain its shareholding proportion in the Company at not less than 7.32% of the total number of shares in the Company for a period of 2 years from the date on which the Company is listed on the Stock Exchange.

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     If i-Mobile wishes to decrease its shareholding proportion to less than
20%, or CAT wishes to decrease its shareholding proportion to less than 7.32% as stated above, i-Mobile or CAT must first offer those shares together with the offering price to the other party (right of first refusal) by giving written notice thereof to the other party as stipulated in Clause 3.1.

Clause 5. Meeting of Shareholders

     5.1 The Company's Board of Directors shall hold an Ordinary Shareholders' Meeting within 4 (Four) months from the fiscal year end of the Company. The agenda shall at lease include the following:

          5.1.1 The appointment of the Board of Directors of the Company pursuant to Clause 6;

          5.1.2 The appointment of an auditor; and

          5.1.3 Approval of the audited balance sheet and profit and loss accounts of the Company.

     5.2 Each shareholder shall have 1 (One) vote for each of the shares he holds. The shareholders may present at the General Meeting of Shareholders either in person or by proxy. The instrument appointing such proxy shall be made in writing.

     5.3 Notices for every General Meeting of Shareholders shall be made in writing and sent to each of the shareholders, listed in the Shareholders Register, by registered mail with return receipt requested, at least 14 (Fourteen) days in advance. Such notice shall specify the place, date, time, agenda and the status of the Company at such time.

          In case of necessity or emergency, the Company may send such notices to shareholders, as mentioned in the preceding paragraph by registered mail with return receipt requested, at least 7 (Seven) days in advance.

     5.4 The quorum of the General Meeting of Shareholders shall consist of shareholders or proxies holding not less than one-half of the total shares of the Company present in such meeting.

     5.5 The Chairman of the Board of Directors of the Company shall preside at every General Meeting of Shareholders. If the Chairman of the Board of Directors is not present, the Vice Chairman of the Board of Directors shall preside at that meeting. If the Chairman and the Vice Chairman are not present, the shareholders present in that meeting will elect a Director to be the chairman of the meeting.

     5.6 Ordinary resolutions of the General Meeting of Shareholders shall require the votes not less than one-half of the total number of shares of all shareholders present at the meeting, except for the following matters which shall require the votes not less than three-fourths of the total shares of the
Company:

          5.6.1 Subject to Clause 9, the approval for the distribution of dividends or appropriation to a reserve fund.

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          5.6.2 The engagement in any business not related or incidental to the provision of telecommunications services.

     5.7 The Board of Directors of the Company may hold an Extraordinary Shareholders' Meeting whenever the Board of Directors finds it necessary or upon request made by any party/parties or shareholder/shareholders who singly or collectively hold(s) not less than one-fifth of the total shares.

     5.8 The undertaking of the following matters shall be made only by special resolution of the General Meeting of Shareholders and shall first be approved by
CAT:

          5.8.1 Amendment of the Memorandum or Articles of Association other than the amendment pursuant to the resolution of the Cabinet;

          5.8.2 Change in the shareholding proportion of i-Mobile in the Company except for the cases under Clause 3.1, paragraph two and paragraph three;

          5.8.3 Transfer of all or part of the shares of i-Mobile in the Company except for the case under Clause 3.1, paragraph two and paragraph three;

          5.8.4 Increase or reduction of the registered capital of the Company;

          5.8.5 Dissolution of the Company;

          5.8.6 Amalgamation;

          5.8.7 Change of the Company's status to be a public company; and

Clause 6. The Board of Directors

     6.1 The Board of Directors of the Company shall consist of the Directors nominated by the respective Parties as follows:

          6.1.1 CAT to nominate:
               1 Vice Chairman of the Board
               2 Directors

          6.1.2 i-Mobile to nominate:
               1 Chairman of the Board
               4 Directors
               1 Managing Director

          Total 9 Directors

          Except as provided for in Clauses 2.3, 2.4, 2.5 and 2.6, if CAT or i-Mobile sells or disposes of or transfers its shares in the Company to the other party or a third person or otherwise which causes the shareholding proportion of CAT or i-Mobile in the Company to decrease, or if CAT or i-Mobile purchases or accepts the disposal or transfer of shares held by the other party in the Company from the other party, or if CAT or i-Mobile purchases or accepts the disposal or transfer of shares held by a third person in the Company from such

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third person which causes the shareholding proportion of CAT or i-Mobile to increase, the right to nominate persons for the appointment as directors of the Company of the party whose shareholding proportion in the Company is increased or decreased shall be amended such that the said party shall have the right to nominate 1 director of the Company for each shareholding proportion of 10 per cent of the total shares in the Company. For the purpose of this Clause, the shareholding between 5 per cent and 10 per cent of the total shares of the Company shall be treated as each shareholding proportion of 10 per cent of the total shares in the Company.

          Irrespective of the shareholding proportion of CAT in the Company, CAT shall always have the right to nominate at least 1 director of the Company.

          In case of vacancy in any position in the Board of Directors of the Company, a new Director shall be appointed through the nomination of the party being entitled to nominate the Director in such vacant position.

          Each Party shall always vote at the shareholders meeting in support of the resolution for the appointment or change of the directors nominated by the other Party as mentioned in the first paragraph

          The Parties shall ensure that the Directors nominated by each of them shall vote or act in accordance with the terms and conditions of this Agreement including the resolutions of the Board of Directors or the resolutions of the general meeting of shareholders which have been duly adopted according to the terms and conditions hereof.

     6.2  The Board of Directors of the Company shall have the following duties:

          6.2.1 Determining the business direction and strategy of the Company;

          6.2.2 Approving the business plan of the Company;

          6.2.3 Determining the financial and investment plans;

          6.2.4 Controlling the operation of the Company in order to be in compliance with the business plan and the budgets;

          6.2.5 Issuing regulations and fixing the duties, authority and remuneration package of the Managing Director of the Company and other executive officers;

          6.2.6 Approving the audited balance sheet and profit and loss accounts of the Company and proposing the same to the meeting of shareholders for approval;

          6.2.7 Supervising the management and administration of business of the Company for the best interests of the Company in accordance with the Articles of Association of the Company and the resolution(s) of the General Meeting of Shareholders;

          6.2.8 Entrusting the Managing Director with duties and responsibilities as it deems appropriate;

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          6.2.9 Approving the guidelines for determining the remuneration package of staff (other than the executive officers referred to in Clause 6.2.5) and approving the bonus of all staff (including executive officers);

          6.2.10 Fixing the policy and rate(s) of service fee to make it consistent with the market condition.

          The Parties agree that the Directors appointed through the nomination of each respective Parties shall be entitled to engage in any business of the same nature as of the business of the Company, and subsequent to the statutory meeting, the General Meeting of Shareholders shall resolve to consent to such engagement pursuant to Section 1168 of the Civil and Commercial Code, provided always that all the Directors still have the duties to act for the best interests of the Company.

     6.3 The Vice Chairman of the Board and Directors appointed through the nomination of CAT under Clause 6.1.1, shall be CAT personnel.

     6.4 A Director need not be shareholder of the Company.

     6.5 One of the Directors nominated by CAT and one of the Directors nominated by i-Mobile whom are assigned by the Company's Board of Directors shall be authorized to enter into any juristic act and to sign any document to bind the Company.

     6.6 At the first Ordinary Shareholders' Meeting in each year, one-third of the Directors, or, if their number is not a multiple of three, then the number nearest to one-third must retire from office.

          The Directors to retire during the first and second years subsequent to the execution of this Agreement shall be drawn by lots. In every subsequent year, the Directors who have been longest in office shall retire.

          The retiring Directors are eligible for re-election.

     6.7 Quorum of the Meeting of the Board of Directors of the Company shall be the presence, whether in person or by proxy, of more than one-half of the total number of directors. The Chairman of the Board shall be the Chairman of the meeting, or if the Chairman of the Board is not present, the Vice Chairman of the Board shall then be the Chairman of the meeting. If the Chairman of the Board and the Vice Chairman of the Board are not present, the Directors present may choose one of their members to be chairman of such meeting.

     6.8 Notwithstanding the number of Directors or their proxies who are present at any Meeting of the Board of Directors and thereby constitute a quorum, resolutions of the Meeting of the Board of Directors in the following matters shall require the votes not less than one-half of the total number of directors present at the meeting and one of which shall always be the vote of the Director nominated by CAT:

          6.8.1 Any policy other than the principal objective(s) of the Company which bears a risk;

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          6.8.2 Change of any major policy which has generally been implemented in the operations of the Company;

          6.8.3 Subject to Clause 9, payment of interim dividends;

          6.8.4 Amendment of the Memorandum or Articles of Association of the Company;

          6.8.5 Increase or decrease in registered capital;

          6.8.6 Dissolution or amalgamation of the Company;

          6.8.7 Sale, mortgage, creation of any encumbrance or disposal of any asset of the Company with a value in excess of Baht 500 million (Five hundred million Baht);

          6.8.8 The entering into any commitment for a period of more than 10
(Ten) years;

          6.8.9 Change of the Company's status to be a public company;

          6.8.10 Planning of annual administrative plan;

          6.8.11 The entering into a borrowing agreement or lending of fund to any person or giving guarantee in excess of Baht 500 million (Five hundred million Baht);

          6.8.12 The institution of composition process by arbitration or judicial proceedings;

          6.8.13 The creation of encumbrances over the Company's rights and assets to a third party except as permitted according to the agreement made with CAT;

          6.8.14 Transfer of the Company's assets to a third party other than in the normal course of business of the Company; and

          6.8.15 Operation of the Company's business outside the main objectives of this Agreement.

          In the case that the Annual Budget for any year is not approved by the Board of Directors, then the Annual Budget of the previous year shall apply for such year until the Board of Directors approves the Annual Budget for such year.

     6.9 Any resolution of the Meeting of the Board of Directors of the Company other than those stipulated in Clause 6.8 shall require the votes not less than one-half of the total number of directors present at the meeting.

     6.10 At any of such meeting, the Chairman of the Board and each Director shall have 1 vote each.

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     6.11 Each Director is entitled to appoint a proxy to attend and vote on his behalf, at any meeting, provided each appointment shall be made in writing and shall be presented to the chairman of any of the Meeting of the Board of Directors at or before the beginning of such meeting.

     6.12 The Meeting of the Board of Directors shall be held at least once every 3 (Three) months.

     6.13 Notices to the Meeting of the Board of Directors shall be given to the Directors not less than 7 (Seven) days in advance. The notice requirement may be waived if all the Directors agree.

     6.14 Any action required or permitted to be taken at any Board of Directors meeting may be taken without convening a meeting if a resolution in writing, setting forth the action to be so taken, is signed by all the Directors and shall take effect as of the date of the signature of the last Director who signs. Any such resolution may consist of several documents in like form, each signed by one or more Directors. The duly signed resolution shall be delivered to the Chairman and placed in the minutes book of the Company.

     6.15 A Director may attend the meeting by way of telephone or video conference. In such case, no proxy is allowed. The quorum and passing of resolution of the meeting in which one or more Director(s) participate(s) by way of telephone conference shall be the same as those specified in Clauses 6.7, 6.8 and 6.9.

Clause 7. Managing Director

     7.1 The Managing Director is authorized to manage the Company businesses, in accordance with the policy laid down by the Board of Directors of the Company, in order to achieve the maximum benefit to the Company. The Managing Director shall be responsible to report the result of the operation to the Board of Directors of the Company including to suggest matters which will be beneficial to the Company and to supervise the performance of the Company's employees as he deems it appropriate.

     7.2 The appointment, transfer and change of the Managing Director or the appointment of a substitute to replace the Managing Director who has resigned, been disqualified or died, shall be in accordance with the approval given by the General Meeting of Shareholders.

     7.3 The Managing Director is required to propose, to the consideration of the Board of Directors, any matters which are beyond the powers and duties entrusted to him by the Board of Directors.

Clause 8. Recruitment and Appointment of the Management

     8.1 The Board of Directors shall recruit and appoint, from persons suggested by the Managing Director, members of the Management to operate the businesses of the Company in accordance with the policy of the Board of Directors.

     8.2 The Management shall at least report the following matters to the Board of Directors:

          8.2.1 Matters to be reported monthly:

               8.2.1.1 Result of the monthly operations;

               8.2.1.2 Report on financial status;

               8.2.1.3 Report on other matters as required by the Board of Directors.

          8.2.2 Matters to be reported annually:

               8.2.2.1 Annual Budget;

               8.2.2.2 Annual Operational Plan;

               8.2.2.3 3 (Three) years and 5 (Five) years Business Plan;

               8.2.2.4 Report on other matters as required by the Board of Directors.

Clause 9. Payment of Dividend

     The Company shall, in accordance with the resolutions of the Board of Directors and the General Meeting of Shareholders, pay dividend from the net profit derived in that fiscal year or of the then accumulated profit available for distribution, subject to the appropriation of prudent reserves for the forthcoming year as the Board shall think necessary.

Clause 10. Accounts and Auditor

     10.1 The Company shall adopt the generally accepted accounting principles in Thailand.

     10.2 The fiscal year of the Company shall commence on January 1 and end on December 31 of the same year.

     10.3 The auditors shall be appointed from the persons in PricewaterhouseCoopers or other international auditing office as shall be approved by the shareholders meeting.

Clause 11. Amendment

     11.1 Any addition to, modification, adjustment or amendment of this Agreement, other than those made by virtue of the Cabinet resolution, shall, by an unanimous resolution of the Parties hereto, be made in writing and signed by the Parties in the same manner as required in the signing of this Agreement.

          In case where there is a Cabinet resolution during the term of this Agreement which makes it necessary to effect any addition to, modification, adjustment or amendment of this Agreement, the Parties agree to effect the same to make this Agreement consistent with such Cabinet resolution.

     11.2 If it appears at any time that any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision shall be fully several and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision never comprised a part hereof. The Parties agree to effect any of the acts as stipulated in Clause 11.1 to reach a provision(s) which is/are valid, legal and enforceable in lieu of such invalid, illegal or unenforceable provisions and which is attainable to the business objective or objective as much as possible.

Clause 12. Operations of the Company

     To enable CAT to participate in the operation and to orientate itself to the business management of a private company, the Parties agree that, CAT may designate its personal to join in the administrative, managerial and service operational levels of the Company, and the Company shall, throughout the term of this Agreement bear all costs relating to expenses, salary, wage, overtime payment, bonus and other welfare and other monies for such CAT personnel. CAT and the Company shall jointly fix the direction and duration of service, position, number of staffs and other conditions as CAT and the Company deem it appropriate.

Clause 13. Miscellaneous

     13.1 In the event of a conflict or inconsistency between the terms of this Agreement and the Articles of Association of the Company, the terms of this Agreement shall prevail, and the Company shall amend the stipulations of the Articles of Association to make them consistent with the stipulations of this Agreement.

     13.2 Force majeure shall be interpreted in accordance with the Civil and Commercial Code.

     13.3 All agreements, stipulations or writings made or entered into prior to the execution of this Agreement and which are contradictory to this Agreement, shall have no binding effect upon the Parties. The Parties shall be bound by this Agreement and any agreement to be subsequently entered into after the date hereof.

     13.4 The Parties shall conclude the Memorandum and Articles of Association of the Company in line with the stipulations of this Agreement.

     13.5 Subject to Clause 6.8, i-Mobile shall be responsible to arrange loans, guarantee such loans and/or provide the guarantor thereof to enable the Company to operate under its objectives and in accordance with the obligations under this Agreement, so as to achieve the maximum benefit to the Company.

     13.6 i-Mobile shall not assign its rights and obligations under this Agreement to any third party unless with prior written consent of CAT.

     13.7 The operation of business under this Agreement shall not render any parties holding shares alongside with CAT or any employees of such parties to become CAT personnel.

     13.8 This Agreement shall be construed in accordance with the law of Thailand. The interpretation of any question arisen out of this Agreement or any documents relating to the same, shall be made in accordance with the law of Thailand.

     13.9 In case of any dispute, conflict or claim arising out of or in connection with this Agreement including the breach, termination or validity of this Agreement, the Parties wish to have the same settled by arbitration in accordance with the UNCITRAL Arbitration Rules applicable at the time of submission of the dispute to arbitration or other arbitration rules as may be agreed by both parties.

          The arbitral tribunal shall consist of three arbitrators, one of whom appointed by CAT and one by i-Mobile. The two arbitrators shall then jointly appoint the third arbitrator to be the chairman of the arbitral tribunal. If the two arbitrators cannot reach an agreement, the Director of the Arbitration Office, Ministry of Justice shall then appoint the third arbitrator. The arbitration shall be conducted in Bangkok Metropolis, Thailand in the Thai language.

     13.10 CAT reserves the right to assign its rights and/or duties hereunder to other juristic entity established under the Act in order to take over the telecommunication business of CAT, whereupon it shall be deemed that i-Mobile has unconditionally agreed and consented to such assignment. CAT shall give a notice of such assignment of rights and/or duties to i-Mobile in writing.

          In case of the change of status or conversion of CAT into a new juristic entity, i-Mobile shall agree and consent to the assignment of CAT's rights and/or duties hereunder to such new juristic entity for the purpose of the continuation of relevant businesses hereunder.

          i-Mobile agrees and consents to waive its right to make any objection, protest or claim as a result of the assignment of rights and/or duties under the first and second paragraph, and agrees to give its consent to the assignment of rights and/or duties hereunder to the new juristic entity under the first and second paragraph in all respects.

Clause 14. Notices to Shareholders

     14.1 All notices relating to this Agreement shall be made in writing and sent to each respective Parties by registered mail with return receipt requested, at the addresses stipulated in Clause 14.2.

     14.2 Addresses of each of the Parties on the date hereof are:

          14.2.1 CAT with its head office located at No. 99 Mu 3, Chaeng Watthana Road, Kwaeng Thung Song Hong, Khet Laksi, Bangkok Metropolis 10002.

          14.2.2 i-Mobile with its head office located at No. 990 22nd-25th Floors, Rama IV Road, Khwaeng Silom, Khet Bangrak, Bangkok Metropolis 10500.

     14.3 Any party intending to change its address from that stipulated in Clause 14.2, shall be required to notify the other party not less than 3 (Three) days prior to such change.

Clause 15. Performance Security

     15.1 Within 7 days after the date on which i-Mobile has duly accepted the transfer of shares and the share certificates of the Company as provided in Clause 16, to guarantee the performance under this Agreement, i-Mobile shall provide a Letter of Guarantee in the amount of Baht 487,500 (Four hundred eighty seven thousand five hundred Baht) to CAT as the performance security under this Agreement.

     15.2 If i-Mobile is in breach of any stipulation of this Agreement and fails to rectify the same within 60 (Sixty) days from the date of being notified by CAT, i-Mobile consents for CAT to confiscate the security or to immediately claim the bank issuing the Letter of Guarantee for payment of such amount guaranteed.

     15.3 i-Mobile shall be able to recover the security provided under this Agreement upon the release of its obligations hereunder.

Clause 16. Effective Date

     This Agreement shall be effective as from the date on which i-Mobile has duly accepted the transfer of shares from Tawan in accordance with the Agreement for Assignment of Rights, Duties and Liabilities under the Shareholders Agreement of Tawan Mobile Telecom Company Limited between CAT, Tawan and i-Mobile dated
               --------------------

Clause 17. Termination Right

     i-Mobile agrees to cause Tawan to duly and completely transfer its shares of approximately 65% to i-Mobile within 45 (forty-five) days from the day following the execution date hereof. If Tawan fails to transfer those shares to i-Mobile and/or i-Mobile refuses to accept the transfer of those shares from Tawan in full and complete order with the prescribed time, i-Mobile agrees that CAT may immediately terminate this Agreement without prior notice.

Clause 18. Termination of the Agreement

     If any party is no longer a shareholder of the Company, this Agreement shall become unenforceable only in respect of such party but shall remain enforceable to the party that still holds shares in the Company; except that in case of the transfer of shares of CAT to a juristic entity receiving the rights and/or duties hereunder from CAT according to Clause 13.10, paragraph one, and/or the juristic entity transformed or converted from CAT according to Clause 13.10, paragraph two, or a subsidiary company or affiliated company of CAT or of the juristic entity receiving the transfer of rights and/or duties hereunder from CAT according to Clause 13.10, paragraph one and/or of the juristic entity transformed or converted from CAT according to Clause 13.10, paragraph two, the Parties agree that this Agreement shall remain enforceable in respect of the transferee of shares from CAT.

     The terms "subsidiary company" and "affiliated company" under the first paragraph shall have the meanings as ascribed in Clause 3.1.

Clause 19. Attachments

     The following documents are attached hereto and shall be deemed as part hereof:

     19.1 The Certification Document (Affidavit) of i-Mobile Holdings Co., Ltd. issued by the Bangkok Metropolis Partnerships and Companies Registration Office.

     Any terms in the attachments conflicts to this agreement, the term in this agreement shall be prevail.

     This Agreement is made in duplicate with identical content. The Parties have thoroughly read and understood the same and, therefore, set their hands together with their seal (if any) affixed in presence of witnesses, each holding one copy.

The Communications Authority of Thailand   i-Mobile Holdings Company Limited


Signed                                     Signed
       ---------------------------------          ------------------------------
       (Mr. Thirapong Suttinon)                   (Mr. Stephen Wing Fai Sun)


Signed                           Witness   Signed                        Witness
       -------------------------                  ----------------------
       (Mr. Ormsin Chevapruk)                     (Mr. Tim Tak Timothy Wong)


Signed                           Witness   Signed                        Witness
       -------------------------                  ----------------------
       (Mr. Wattanachai Wattanasonthi)            (Mr. Wisit Kanjanopas)